Exhibit 99.1

FOR IMMEDIATE RELEASE

Vivani Medical to Present at the Partnership Opportunities in Drug Delivery (PODD) Event and ThinkEquity Conference in October 2024

ALAMEDA, Calif. – (BUSINESS NEWSWIRE) – October 22, 2024 – Vivani Medical, Inc. (NASDAQ: VANI) (the “Company” or “Vivani”), an innovative biopharmaceutical company developing miniaturized, ultra long-acting drug implants, announced today that it will present at two upcoming events in October: (1) Partnership Opportunities in Drug Delivery (PODD), taking place in Boston on October 28 and 29, 2024 and (2) the ThinkEquity Conference, taking place in New York on October 30, 2024.

Event details are as follows:

Partnership Opportunities in Drug Delivery (PODD) Event

Panel (Track 1): Targeted and Long Acting Delivery; Sustained Release Innovations to Reduce Patient Burden

Date: Tuesday, October 29, 2024

Time: 3:35 p.m. - 4:05 p.m. Eastern Time

Location: Westin Boston Seaport, 425 Summer Street, Boston, MA 02210

Dr. Adam Mendelsohn, Vivani’s Chief Executive Officer and other industry representatives will participate on the panel discussion which will be moderated by Stephen Buckley, Ph.D., Vice President, Advanced Drug Delivery at Novo Nordisk. More information about the panel and PODD event can be found at https://poddconference.com/.

ThinkEquity Conference

Presentation Date: Wednesday, October 30, 2024

Presentation Time: 2:30 p.m. Eastern Time

Location: The Mandarin Oriental Hotel, 80 Columbus Circle, New York, 10023

Dr. Mendelsohn will provide a Company related update. A webcast of the Vivani ThinkEquity Conference presentation will be available on the Investors page of the Vivani corporate website and at the following link: https://wsw.com/webcast/tep25/vani/1677024.

More information about the ThinkEquity Conference, including registration information, can be found at https://www.think-equity.com/thinkequity-conference.

About Vivani Medical, Inc.

Leveraging its proprietary NanoPortalTM platform, Vivani develops biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time with the goal of guaranteeing adherence, and potentially to improve patient tolerance to their medication. Vivani’s lead program, NPM-115, utilizes a miniature, six-month, subdermal, GLP-1 (exenatide) implant under development for chronic weight management in obese or overweight individuals. Vivani’s emerging pipeline also includes the NPM-139 (semaglutide) implant which is also under development for chronic weight management in obese and overweight individuals. The semaglutide implant has the added potential benefit of once-yearly administration. NPM-119 refers to the Company’s Type 2 Diabetes development program utilizing a six-month, subdermal exenatide implant. Both the NPM-115 and NPM-119 programs utilize exenatide based products with a higher-dose associated with the NPM-115 program for chronic weight management in obese or overweight patients. These NanoPortal implants are designed to provide patients with the opportunity to realize the full potential benefit of their medication by avoiding the challenges associated with the daily or weekly administration of orals and injectables. Medication non-adherence occurs when patients do not take their medication as prescribed. This affects an alarming number of patients, approximately 50%, including those taking daily pills. Medication non-adherence, which contributes to more than $500 billion in annual avoidable healthcare costs and 125,000 potentially preventable deaths annually in the U.S. alone, is a primary and daunting reason obese or overweight patients, and patients taking type 2 diabetes or other chronic disease treatments, face significant challenges in achieving positive real-world effectiveness. While the current GLP-1 landscape includes over 50 new molecular entities under clinical stage development, Vivani remains confident that its highly differentiated portfolio of miniature long-acting GLP-1 implants have the potential to provide an attractive therapeutic option for patients, prescribers and payers.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that in this press release, including statements regarding Vivani’s business, products in development, including the therapeutic potential thereof, the planned development therefor, the initiation of the LIBERATE-1 trial and reporting of trial results, Vivani’s emerging development plans for NPM-115, NPM-139, or Vivani’s plans with respect to Vivani’s technology, strategy, cash position and financial runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Vivani’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Vivani’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, risks related to the development and commercialization of Vivani’s products, including NPM-115 and NPM-119; delays and changes in the development of Vivani’s products, including as a result of applicable laws, regulations and guidelines, potential delays in submitting and receiving regulatory clearance or approval to conduct Vivani’s development activities, risks related to the initiation, enrollment and conduct of Vivani’s planned clinical trials and the results therefrom; Vivani’s history of losses and Vivani’s ability to access additional capital or otherwise fund Vivani’s business. There may be additional risks that the Company considers immaterial, or which are unknown. A further list and description of risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission filed on March 26, 2024, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by Vivani in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law.

Company Contact:
Donald Dwyer
Chief Business Officer
info@vivani.com
(415) 506-8462

Investor Relations Contact:
Jami Taylor
Investor Relations Advisor
investors@vivani.com
(415) 506-8462

Media Contact:
Sean Leous
ICR Westwicke
sean.leous@westwicke.com
(646) 866-4012